Exhibit 99.1

Fluent Announces Fourth Quarter and Full-Year 2022 Financial Results

•	Revenue of $84.7 million for Q4 2022 and $361.1 million for FY 2022
•	Net loss of $67.5 million for Q4 2022 and $123.3 million for FY 2022
•	Gross profit (exclusive of depreciation and amortization) of $20.0 million for Q4 2021 and $93.6 million for FY 2022
•	Media margin of $23.7 million for Q4 2022 and $110.0 million for FY 2022
•	Adjusted EBITDA of $2.7 million for Q4 2022 and $22.7 million for FY 2022
•	Adjusted net loss of $0.8 million for Q4 2022 and adjusted net income of $5.8 million for FY 2022

New York, NY – March 15, 2023 – Fluent, Inc. (NASDAQ: FLNT), a leading data-driven performance marketing company, today reported results for the fourth quarter and fiscal year ended December 31, 2022.

Donald Patrick, Fluent’s Chief Executive Officer, commented, "Our results for the fourth quarter reflect the anticipated macro-economic conditions we saw at the end of the third quarter. However, our full year results show the continued progress we are making towards long-term strategic growth, which is focused squarely on consumer engagement, while enhancing the quality of the experience in our performance marketplace.

Going forward, we expect to continue to see uncertainty in this economic environment but will continue to make the required strategic and economic adjustments to be successful in the long-term. Creating more effective customer acquisition solutions for our clients, while successfully positioning Fluent as a market leader is the winning road forward, and represents a more sustainable business for our stakeholders.”

Fourth Quarter Highlights

•	Revenue decreased 15.2% to $84.7 million, from $99.8 million in Q4 2021
•	Net loss of $67.5 million, or $0.83 per share, compared to net income of $3.8 million, or $0.05 per share
•	Gross profit (exclusive of depreciation and amortization) of $20.0 million, a decrease of 27.2% over Q4 2021 and representing 24% of revenue
•	Media margin of $23.7 million, a decrease of 24.0% over prior year period and representing 28.0% of revenue
•	Adjusted EBITDA of $2.7 million, representing 3.2% of revenue
•	Adjusted net loss of $0.8 million, or $0.01 per share

Full-Year 2022 Highlights

•	Revenue increased 9.7% to $361.1 million, from $329.3 million in 2021
•	Net loss of $123.3 million, or $1.51 per share, compared to net loss of $10.1 million, or $0.13 per share
•	Gross profit (exclusive of depreciation and amortization) of $93.6 million, an increase of 9.5% over 2021 and representing 26% of revenue
•	Media margin of $110.0 million, an increase of 9.6% over prior year and representing 30.5% of revenue
•	Adjusted EBITDA of $22.7 million, representing 6.3% of revenue
•	Adjusted net income $5.8 million, or $0.07 per share

Media margin, adjusted EBITDA and adjusted net income are non-GAAP financial measures, as defined and reconciled below.

Business Outlook

•	Enhancing quality of consumer engagement and CRM expected to continue to drive growth in our core businesses.
•	Focusing on expansion of Fluent’s media footprint by continuing to leverage our platform to drive consumer insights for additional growth.
•	Ensuring we source customer traffic that meets our internal quality and regulatory requirements, will continue to lead to higher user participation rates, conversion rates and monetization.
•	In the current economic environment, we are continuing to be prudent in managing our growth, margin, and investment initiatives for long-term success.

  Conference Call

Fluent, Inc. will host a conference call on Wednesday, March 15, 2023 at 4:30 PM ET to discuss its 2022 fourth quarter and full-year financial results. The conference call can be accessed by phone after registering online at https://register.vevent.com/register/BI3e21cfc8ab0449c589e6747da50576f3. The call will also be webcast simultaneously on the Fluent website at https://investors.fluentco.com/. Following the completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please connect via https://register.vevent.com/register/BI3e21cfc8ab0449c589e6747da50576f3.  The replay will be available for one year, via the Fluent website https://investors.fluentco.com.

About Fluent, Inc.

Fluent, Inc (NASDAQ: FLNT) is a leader in customer acquisition, leveraging its direct response expertise to drive engagement and power discovery for leading brands. Backed by proprietary data science, Fluent drives opted-in consumers to targeted offers, allowing them to find new opportunities, content, and products that enhance their lives. Established in 2010, and headquartered in New York City, Fluent's team of experts has spent over $1B in media across its digital media portfolio to build a global audience available through 500+ DSPs, DMPs, online publishers, and programmatic platforms.  For more information, visit http://www.fluentco.com/

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Those statements include statements regarding the intent, belief or current expectations or anticipations of Fluent and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following:

•	Compliance with a significant number of governmental laws and regulations, including those laws and regulations regarding privacy and data;
•	The outcome of litigation, regulatory investigations or other legal proceedings in which we are involved or may become involved;
•	Failure to safeguard the personal information and other data contained in our database;
•	Failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights;
•	Unfavorable global economic conditions, including as a result of health and safety concerns around the ongoing COVID-19 pandemic;
•	Dependence on our key personnel;
•	Dependence on third-party service providers;
•	Management of the growth of our operations, including international expansion and the integration of acquired business units or personnel;
•	The impact of the Traffic Quality Initiative, including our ability to replace lower quality consumer traffic with traffic that meets our quality requirements;
•	Ability to compete and manage media costs in an industry characterized by rapidly-changing internet media and advertising technology and evolving industry standards;
•	Regulatory uncertainty, and changing user and client demands; management of unfavorable publicity and negative public perception about our industry;
•	Failure to compete effectively against other online marketing and advertising companies;
•	The competition we face for web traffic;
•	Dependence on third-party publishers, internet search providers and social media platforms for a significant portion of visitors to our websites;
•	Dependence on emails, text messages and telephone calls, among other channels, to reach users for marketing purposes;
•	Liability related to actions of third-party publishers;
•	Limitations on our or our third-party publishers’ ability to collect and use data derived from user activities;
•	Ability to remain competitive with the shift to mobile applications;
•	Failure to detect click-through or other fraud on advertisements;
•	The impact of increased fulfillment costs;
•	Failure to meet our clients’ performance metrics or changing needs;
•	Compliance with the covenants of our credit agreement; and
•	The potential for failures in our internal control over financial reporting.

These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in our other filings with the Securities and Exchange Commission. Fluent undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

FLUENT, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

(unaudited)

	December 31, 2022	December 31, 2021
ASSETS:
Cash and cash equivalents	$25,547	$34,467
Accounts receivable, net of allowance for doubtful accounts of $544 and $313, respectively	63,164	70,228
Prepaid expenses and other current assets	3,506	2,505
Total current assets	92,217	107,200
Property and equipment, net	964	1,457
Operating lease right-of-use assets	5,202	6,805
Intangible assets, net	28,745	35,747
Goodwill	55,111	165,088
Other non-current assets	1,730	1,885
Total assets	$183,969	$318,182
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Accounts payable	$6,190	$16,130
Accrued expenses and other current liabilities	35,626	33,932
Deferred revenue	1,014	651
Current portion of long-term debt	5,000	5,000
Current portion of operating lease liability	2,389	2,227
Total current liabilities	50,219	57,940
Long-term debt, net	35,594	40,329
Operating lease liability, net	3,743	5,692
Other non-current liabilities	458	811
Total liabilities	90,014	104,772
Contingencies (Note 16)
Shareholders' equity:
Preferred stock — $0.0001 par value, 10,000,000 Shares authorized; Shares outstanding — 0 shares for both periods	—	—
Common stock — $0.0005 par value, 200,000,000 Shares authorized; Shares issued — 84,385,458 and 83,057,083, respectively; and Shares outstanding — 80,085,306 and 78,965,260, respectively	42	42
Treasury stock, at cost — 4,300,152 and 4,091,823 shares, respectively	(11,171)	(10,723)
Additional paid-in capital	423,384	419,059
Accumulated deficit	(318,300)	(194,968)
Total shareholders’ equity	93,955	213,410
Total liabilities and shareholders’ equity	$183,969	$318,182

FLUENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$84,664	$99,844	$361,134	$329,250
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	64,628	72,337	267,487	243,716
Sales and marketing (1)	4,531	3,686	17,121	12,681
Product development (1)	4,180	4,458	18,159	15,789
General and administrative (1)	19,618	11,700	53,470	48,205
Depreciation and amortization	3,177	3,231	13,214	13,170
Goodwill impairment and write-off of intangible assets	55,727	11	111,255	354
Loss (gain) on disposal of property and equipment	—	—	19	—
Total costs and expenses	151,861	95,423	480,725	333,915
Income (loss) from operations	(67,197)	4,421	(119,591)	(4,665)
Interest expense, net	(634)	(344)	(1,965)	(2,184)
Loss on early extinguishment of debt	—	—	0	(2,964)
Income (loss) before income taxes	(67,831)	4,077	(121,556)	(9,813)
Income tax expense	343	(247)	(1,776)	(246)
Net income (loss)	$(67,488)	$3,830	$(123,332)	$(10,059)
Basic and diluted income (loss) per share:
Basic	$(0.83)	$0.05	$(1.51)	$(0.13)
Diluted	$(0.83)	$0.05	$(1.51)	$(0.13)
Weighted average number of shares outstanding:
Basic	81,664,692	80,640,974	81,412,595	79,977,313
Diluted	81,664,692	81,037,562	81,412,595	79,977,313

(1) Amounts include share-based compensation expense as follows:
Sales and marketing	$180	$203	$600	$763
Product development	173	211	556	879
General and administrative	1,012	770	2,861	3,119
Total share-based compensation expense	$1,365	$1,184	$4,017	$4,761

FLUENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Year Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(123,332)	$(10,059)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,214	13,170
Non-cash loan amortization expense	265	432
Share-based compensation expense	4,092	4,761
Non-cash loss on early extinguishment of debt	—	2,198
Non-cash accrued compensation expense for Put/Call Consideration	—	3,213
Non-cash termination Put/Call Consideration	—	(629)
Goodwill impairment	111,069	—
Write-off of intangible assets	186	354
Loss on disposal of property and equipment	19	—
Provision for bad debts	450	91
Deferred income taxes	(225)	198
Changes in assets and liabilities, net of business acquisition:
Accounts receivable	6,617	(7,650)
Prepaid expenses and other current assets	(917)	(70)
Other non-current assets	162	(326)
Operating lease assets and liabilities, net	(184)	(183)
Accounts payable	(9,940)	8,438
Accrued expenses and other current liabilities	477	(636)
Deferred revenue	139	(722)
Other	(128)	(156)
Net cash provided by operating activities	1,964	12,424
CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisition, net of cash acquired	(1,036)	—
Capitalized costs included in intangible assets	(4,383)	(2,957)
Acquisition of property and equipment	(17)	(36)
Net cash used in investing activities	(5,436)	(2,993)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt, net of debt financing costs	—	49,624
Repayments of long-term debt	(5,000)	(46,735)
Exercise of stock options	—	934
Prepayment penalty on debt extinguishment	—	(766)
Taxes paid related to net share settlement of vesting of restricted stock units	(448)	(724)
Proceeds from the issuance of stock	—	136
Net cash provided by (used in) financing activities	(5,448)	2,469
Net increase (decrease) in cash, cash equivalents and restricted cash	(8,920)	11,900
Cash, cash equivalents and restricted cash at beginning of period	34,467	22,567
Cash, cash equivalents and restricted cash at end of period	$25,547	$34,467

Definitions, Reconciliations and Uses of Non-GAAP Financial Measures

The following non-GAAP measures are used in this release:

Media margin is defined as that portion of gross profit (exclusive of depreciation and amortization) reflecting variable costs paid for media and related expenses and excluding non-media cost of revenue. Gross profit (exclusive of depreciation and amortization) represents revenue minus cost of revenue (exclusive of depreciation and amortization). Media margin is also presented as a percentage of revenue.

Adjusted EBITDA is defined as net income (loss), excluding (1) income taxes, (2) interest expense, net, (3) depreciation and amortization, (4) share-based compensation expense, (5) loss on early extinguishment of debt, (6) accrued compensation expense for Put/Call Consideration, (7) goodwill impairment, (8) write-off of intangible assets, (9) loss on disposal of property and equipment, (10) acquisition-related costs, (11) restructuring and other severance costs, and (12) certain litigation and other related costs.

Adjusted net income is defined as net income (loss) excluding (1) Share-based compensation expense, (2) loss on early extinguishment of debt, (3) accrued compensation expense for Put/Call Consideration, (4) goodwill impairment, (5) write-off of intangible assets, (6) loss on disposal of property and equipment, (7) acquisition-related costs, (8) restructuring and other severance costs, and (9) certain litigation and other related costs. Adjusted net income is also presented on a per share (basic and diluted) basis.

Below is a reconciliation of media margin from gross profit (exclusive of depreciation and amortization), which we believe is the most directly comparable GAAP measure.

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2022	2021	2022	2021
Revenue	$84,664	$99,844	$361,134	$329,250
Less: Cost of revenue (exclusive of depreciation and amortization)	64,628	72,337	267,487	243,716
Gross Profit (exclusive of depreciation and amortization)	20,036	27,507	93,647	85,534
Gross Profit (exclusive of depreciation and amortization) % of revenue	24%	28%	26%	26%
Non-media cost of revenue (1)	3,679	3,702	16,392	14,843
Media margin	$23,715	$31,209	$110,039	$100,377
Media margin % of revenue	28.0%	31.3%	30.5%	30.5%

(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

Below is a reconciliation of adjusted EBITDA from net income (loss), which we believe is the most directly comparable GAAP measure.

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2022	2021	2022	2021
Net income (loss)	$(67,488)	$3,830	$(123,332)	$(10,059)
Income tax expense	(343)	247	1,776	246
Interest expense, net	634	344	1,965	2,184
Depreciation and amortization	3,177	3,231	13,214	13,170
Share-based compensation expense	1,440	1,184	4,092	4,761
Loss on early extinguishment of debt	—	—	—	2,964
Accrued compensation expense for Put/Call Consideration	—	—	—	3,213
Goodwill impairment	55,669	—	111,069	—
Write-off of intangible assets	58	11	186	354
Loss on disposal of property and equipment	—	—	19	—
Acquisition-related costs (1)(2)(3)	574	891	2,247	4,297
Restructuring and certain severance costs	376	—	414	230
Certain litigation and other related costs	8,577	486	11,079	1,808
Adjusted EBITDA	$2,674	$10,224	$22,729	$23,168

(1) Includes compensation expense related to non-competition agreements entered into as a result of acquisitions.

(2) Includes earn-out expense of $247 and $47 for the three months ended December 31, 2022 and 2021, respectively, and $121 and ($85) for the twelve months ended December 31, 2022 and 2021, respectively.

(3) Includes in the three and twelve months ended December 31, 2021 is a net expense of $405 and $3,201 related to the Full Winopoly Acquisition.

Below is a reconciliation of adjusted net income and the related measure of adjusted net income per share from net income (loss), which we believe is the most directly comparable GAAP measure.

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except share data)	2022	2021	2022	2021
Net income (loss)	$(67,488)	$3,830	$(123,332)	$(10,059)
Share-based compensation expense	1,440	1,184	4,092	4,761
Loss on early extinguishment of debt	—	—	—	2,964
Accrued compensation expense for Put/Call Consideration	—	—	—	3,213
Goodwill impairment	55,669	—	111,069	—
Write-off of intangible assets	58	11	186	354
Loss on disposal of property and equipment	—	—	19	—
Acquisition-related costs (1)(2)(3)	574	891	2,247	4,297
Restructuring and certain severance costs	376	—	414	230
Certain litigation and other related costs	8,577	486	11,079	1,808
Adjusted net income (loss)	$(794)	$6,402	$5,774	$7,568
Adjusted net income (loss) per share:
Basic	$(0.01)	$0.08	$0.07	$0.09
Diluted	$(0.01)	$0.08	$0.07	$0.09
Adjusted weighted average number of shares outstanding:
Basic	81,664,692	80,640,974	81,412,595	79,977,313
Diluted	81,664,692	81,037,562	81,565,372	80,852,095

(1) Includes compensation expense related to non-competition agreements entered into as a result of acquisitions.

(2) Includes earn out expense of $247 and $47 for the three months ended December 31, 2022 and 2021, respectively, and $121 and ($85) for the twelve months ended December 31, 2022 and 2021, respectively.

(3) Includes for the three and twelve months ended December 31, 2021 is a net expense of $405 and $3,201 related to the Full Winopoly Acquisition.

We present media margin, adjusted EBITDA and adjusted net income as supplemental measures of our financial and operating performance because we believe they provide useful information to investors. More specifically:

Media margin, as defined above, is a measure of the efficiency of the Company’s operating model. We use media margin and the related measure of media margin as a percentage of revenue as primary metrics to measure the financial return on our media and related costs, specifically to measure the degree by which the revenue generated from our digital marketing services exceeds the cost to attract the consumers to whom offers are made through our services. Media margin is used extensively by our management to manage our operating performance, including evaluating operational performance against budgeted media margin and understanding the efficiency of our media and related expenditures. We also use media margin for performance evaluations and compensation decisions regarding certain personnel.

Adjusted EBITDA, as defined above, is another primary metric by which we evaluate the operating performance of our business, on which certain operating expenditures and internal budgets are based and by which, in addition to media margin and other factors, our senior management is compensated. The first three adjustments represent the conventional definition of EBITDA, and the remaining adjustments are items recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. These adjustments include certain litigation and other related costs associated with legal matters outside the ordinary course of business. We consider items one-time in nature if they are non-recurring, infrequent or unusual and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. There were no adjustments for one-time items in the periods presented.

Adjusted net income, as defined above, and the related measure of adjusted net income per share exclude certain items that are recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. We believe adjusted net income affords investors a different view of the overall financial performance of the Company than adjusted EBITDA and the GAAP measure of net (loss) income.

Media margin, adjusted EBITDA, adjusted net income and adjusted net income per share are non-GAAP financial measures with certain limitations regarding their usefulness. They do not reflect our financial results in accordance with GAAP, as they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations. Accordingly, these metrics are not indicative of our overall results or indicators of past or future financial performance. Further, they are not financial measures of profitability and are neither intended to be used as a proxy for the profitability of our business nor to imply profitability. The way we measure media margin, adjusted EBITDA and adjusted net income may not be comparable to similarly titled measures presented by other companies and may not be identical to corresponding measures used in our various agreements.

Contact Information:

Investor Relations

Fluent, Inc.

(917) 310-2070

InvestorRelations@fluentco.com